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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER
THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Novell, Inc.
(Exact name of obligor as specified in its charter)

Delaware	87-0393339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
404 Wyman Street
Waltham, MA	02451
(Address of principal executive offices)	(Zip code)

0.50% Convertible Senior Debentures due 2024
(Title of the indenture securities)

        Item 1.    General Information.    Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Treasury Department Washington, D.C.
Federal Deposit Insurance Corporation Washington, D.C.
Federal Reserve Bank of San Francisco San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.

        Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

        Item 15.    Foreign Trustee.    Not applicable.

        Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Salt Lake City and State of Utah on the 24th day of September 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ CARL J. MATHIS Carl J. Mathis Assistant Vice President

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EXHIBIT 6

September 24, 2004

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ CARL J. MATHIS Carl J. Mathis Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2004, filed in accordance with 12 U.S.C. § 161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,514
Interest-bearing balances		6,815
Securities:
Held-to-maturity securities		0
Available-for-sale securities		31,813
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,295
Securities purchased under agreements to resell		72
Loans and lease financing receivables:
Loans and leases held for sale		38,430
Loans and leases, net of unearned income	236,685
LESS: Allowance for loan and lease losses	2,551
Loans and leases, net of unearned income and allowance		234,134
Trading Assets		4,575
Premises and fixed assets (including capitalized leases)		3,194
Other real estate owned		201
Investments in unconsolidated subsidiaries and associated companies		289
Customers' liability to this bank on acceptances outstanding		78
Intangible assets
Goodwill		8,415
Other intangible assets		9,260
Other assets		12,613

Total assets		$364,698

LIABILITIES
Deposits:
In domestic offices		$255,500
Noninterest-bearing	79,405
Interest-bearing	176,095
In foreign offices, Edge and Agreement subsidiaries, and IBFs		19,351
Noninterest-bearing	3
Interest-bearing	19,348
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		15,599
Securities sold under agreements to repurchase		2,920
Trading liabilities		3,575
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		17,550
Bank's liability on acceptances executed and outstanding		78
Subordinated notes and debentures		4,541
Other liabilities		12,296

Total liabilities		$331,410
Minority interest in consolidated subsidiaries		54
EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		24,182
Retained earnings		8,088
Accumulated other comprehensive income		444
Other equity capital components		0

Total equity capital		33,234

Total liabilities, minority interest, and equity capital		$364,698

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        I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt Dave Munio Carrie Tolstedt	Directors

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SIGNATURE
Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business June 30, 2004, filed in accordance with 12 U.S.C. § 161 for National Banks.